                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 6, 2001
                                                           ------------



                             XO COMMUNICATIONS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                      000-30900               541983517
     ------------------            -------------------        -----------
(State of other jurisdiction        (Commission File           (IRS Employer
     of incorporation)                   Number)             Identification No.)



11111 Sunset Hills Road, Reston, Virginia                             20190
---------------------------------------------                      -----------
(Address of principal executive offices)                           Zip Code



       Registrant's telephone number, including area code: (703) 547-2000
                                                           --------------

Item 5. Other Reportable Events

     The Company is aware that its outstanding Senior Notes, Subordinated Notes and Preferred Stock are currently trading at substantial discounts to their respective face amounts. In order to reduce future cash interest and preferred dividend payments, as well as future amounts due at maturity or mandatory redemption, the Company or its affiliates may, from time to time, purchase such securities for cash, exchange them for common stock under the exemption provided by Section 3(a)(9) of the Securities Act of 1933, or acquire such securities for a combination of cash and common stock, in each case in open market or privately negotiated transactions. The Company will evaluate any such transactions in light of then existing market conditions, taking into account its present liquidity and prospects for future access to capital. The amounts involved in any such transactions, individually or in the aggregate, may be material.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        XO COMMUNICATIONS, INC.


                                        By: /s/ Gary D. Begeman
                                            ------------------------------
                                        Name:  Gary D. Begeman, Esq.
                                        Title  Senior Vice President
                                               General Counsel and Secretary

Dated: July 6, 2001